Capital One Fourth Quarter 2018 Earnings

Exhibit 99.1
News Release

Contacts:
Investor Relations		Media Relations
Jeff Norris	Danielle Dietz	Sie Soheili	Tatiana Stead
703.720.2455	703.720.2455	703.720.3929	703.720.2352

FOR IMMEDIATE RELEASE: January 22, 2019
Capital One Reports Fourth Quarter 2018 Net Income of $1.3 billion, or $2.48 per share
Excluding adjusting items, Fourth Quarter 2018 Net Income of $1.87 per share(1)
McLean, Va. (January 22, 2019) – Capital One Financial Corporation (NYSE: COF) today announced net income for the fourth quarter of 2018 of $1.3 billion, or $2.48 per diluted common share, compared with net income of $1.5 billion, or $2.99 per diluted common share in the third quarter of 2018, and with net loss of $971 million, or $2.17 per diluted common share in the fourth quarter of 2017. Excluding adjusting items, net income for the fourth quarter of 2018 was $1.87 per diluted common share(1).

“In the fourth quarter, Capital One posted solid results as we invest to grow and to drive our digital transformation,” said Richard D. Fairbank, Founder, Chairman and Chief Executive Officer. “For full year 2018, we delivered 41 percent growth in earnings per share, excluding adjusting items(1).”

Adjusting items in the fourth quarter of 2018, which are excluded from diluted EPS and our efficiency ratio metrics (see Table 15 in our Financial Supplement for additional information):

	Pre-Tax	Diluted EPS
(Dollars in millions, except per share data)	Impact	Impact
Benefit as a result of tax methodology change on rewards costs	$284	$0.60
Net gains on the sales of exited businesses	74	0.12
U.K. Payment Protection Insurance customer refund reserve ("U.K. PPI Reserve")	(50)	(0.11)
All comparisons below are for the fourth quarter of 2018 compared with the third quarter of 2018 unless otherwise noted.
Fourth Quarter 2018 Income Statement Summary:

•	Total net revenue increased 1 percent to $7.0 billion.

•	Recognized net gains of $74 million on the sales of exited businesses.

(1)
Amounts excluding adjusting items are non-GAAP measures that we believe help investors and users of our financial information understand the effect of adjusting items on our selected reported results and provide alternate measurements of our performance, both in the current period and across periods. Growth in earnings per share, excluding adjusting items provides useful information to users of our financial information largely due to the impacts of the Tax Act on full year 2017 results. See Table 15 in Exhibit 99.2 for a reconciliation of our selected reported results to these non-GAAP measures.

Capital One Fourth Quarter 2018 Earnings

•	Total non-interest expense increased 10 percent to $4.1 billion:

◦	65 percent increase in marketing.

◦	1 percent increase in operating expenses.

•	Pre-provision earnings decreased 10 percent to $2.9 billion(2).

•	Provision for credit losses increased 29 percent to $1.6 billion:

◦	Net charge-offs of $1.6 billion.

◦	$28 million reserve build.

•	Net interest margin of 6.96 percent, decreased 5 basis points.

•	Efficiency ratio of 58.92 percent.
◦Efficiency ratio excluding adjusting items was 58.92 percent(1).

•	Operating efficiency ratio of 47.07 percent.
◦Operating efficiency ratio excluding adjusting items was 46.97 percent(1).
Fourth Quarter 2018 Balance Sheet Summary:

•	Common equity Tier 1 capital ratio under Basel III Standardized Approach of 11.2 percent at December 31, 2018.

•	Period-end loans held for investment in the quarter increased $7.1 billion, or 3 percent, to $245.9 billion.

◦	Credit Card period-end loans increased $5.7 billion, or 5 percent, to $116.4 billion.

•	Domestic Card period-end loans increased $5.8 billion, or 6 percent, to $107.4 billion.

◦	Consumer Banking period-end loans decreased $124 million, or less than 1 percent, to $59.2 billion.

•	Auto period-end loans decreased $81 million, or less than 1 percent, to $56.3 billion.

◦	Commercial Banking period-end loans increased $1.6 billion, or 2 percent, to $70.3 billion.

•	Average loans held for investment in the quarter increased $4.6 billion, or 2 percent, to $241.4 billion.

◦	Credit Card average loans increased $2.8 billion, or 3 percent, to $112.3 billion.

•	Domestic Card average loans increased $2.8 billion, or 3 percent, to $103.4 billion.

◦	Consumer Banking average loans increased $122 million, or less than 1 percent, to $59.3 billion.

▪	Auto average loans increased $172 million, or less than 1 percent, to $56.5 billion.
◦Commercial Banking average loans increased $1.6 billion, or 2 percent, to $69.7 billion.

•	Period-end total deposits increased $2.6 billion, or 1 percent, to $249.8 billion, while average deposits increased $943 million, or less than 1 percent, to $247.7 billion.

•	Interest-bearing deposits rate paid increased 13 basis points to 1.36 percent.

(1)
Amounts excluding adjusting items are non-GAAP measures that we believe help investors and users of our financial information understand the effect of adjusting items on our selected reported results and provide alternate measurements of our performance, both in the current period and across periods. See Table 15 in Exhibit 99.2 for a reconciliation of our selected reported results to these non-GAAP measures.

(2)	Pre-provision earnings is calculated based on the sum of net interest income and non-interest income, less non-interest expense for the period.

Capital One Fourth Quarter 2018 Earnings

All comparisons below are for the full year of 2018 compared with the full year of 2017 unless otherwise noted.
2018 Full Year Income Statement Summary:

•	Total net revenue increased 3 percent to $28.1 billion.

•	Recognized net gains of $615 million on the sales of exited businesses.

•	Total non-interest expense increased 5 percent to $14.9 billion:

◦	30 percent increase in marketing.

◦	2 percent increase in operating expenses.

•	Pre-provision earnings increased 1 percent to $13.2 billion(2).

•	Provision for credit losses decreased 22 percent to $5.9 billion.

•	Efficiency ratio of 53.08 percent.

◦	Efficiency ratio excluding adjusting items was 53.11 percent(1).

•	Operating efficiency ratio of 45.33 percent.

◦	Operating efficiency ratio excluding adjusting items was 45.21 percent(1).
Earnings Conference Call Webcast Information
The company will hold an earnings conference call on January 22, 2019 at 5:00 PM Eastern Time. The conference call will be accessible through live webcast. Interested investors and other individuals can access the webcast via the company’s home page (www.capitalone.com). Choose “About Us,” then choose “Investors” to access the Investor Center and view and/or download the earnings press release, the financial supplement, including a reconciliation of non-GAAP financial measures, and the earnings release presentation. The replay of the webcast will be archived on the company’s website through February 5, 2019 at 5:00 PM Eastern Time.
Forward-Looking Statements
Certain statements in this release may constitute forward-looking statements, which involve a number of risks and uncertainties. Capital One cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information due to a number of factors, including those listed from time to time in reports that Capital One files with the Securities and Exchange Commission, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2017.
About Capital One
Capital One Financial Corporation (www.capitalone.com) is a financial holding company whose subsidiaries, which include Capital One, N.A., and Capital One Bank (USA), N.A., had $249.8 billion in deposits and $372.5 billion in total assets as of December 31, 2018. Headquartered in McLean, Virginia, Capital One offers a broad spectrum of financial products and services to consumers, small businesses and commercial clients through a variety of channels. Capital One, N.A. has branches located primarily in New York, Louisiana, Texas, Maryland, Virginia, New Jersey and the District of Columbia. A Fortune 500 company, Capital One trades on the New York Stock Exchange under the symbol “COF” and is included in the S&P 100 index.
###

(1)
Amounts excluding adjusting items are non-GAAP measures that we believe help investors and users of our financial information understand the effect of adjusting items on our selected reported results and provide alternate measurements of our performance, both in the current period and across periods. See Table 15 in Exhibit 99.2 for a reconciliation of our selected reported results to these non-GAAP measures.

(2)	Pre-provision earnings is calculated based on the sum of net interest income and non-interest income, less non-interest expense for the period.